Exhibit 10.18

AMENDED AND RESTATED DELL DEFERRED TIME AWARD AGREEMENT

THIS AMENDED AND RESTATED DELL DEFERRED TIME AWARD AGREEMENT (the “Agreement”), made by and between Dell Technologies Inc., a Delaware corporation (the “Company”), and                      (the “Holder”), is effective as of the Merger Closing. This Agreement was originally effective as to each Class V DDTA and Class C DDTA (each as defined below) set forth on Exhibit A on the corresponding “Grant Date” set forth adjacent to such deferred stock unit (as to each such deferred stock unit, the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Dell Technologies Inc. 2013 Stock Incentive Plan, as modified or amended from time to time (the “Plan”).

WHEREAS, the Holder was previously granted one or more awards of deferred stock units providing the Holder the opportunity to earn a number of shares of Class V Common Stock (“Class V Shares”), subject to time-based vesting requirements (the “Class V DDTAs”) and the opportunity to earn a number of shares of Class C Common Stock (“Shares”), subject to time-based vesting requirements (the “Class C DDTAs”), all as subject to the terms and conditions described in the applicable deferred stock unit agreements (the “Prior Agreements”), each of which is being amended and restated under and by virtue of this Agreement;

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, pursuant to the Merger Agreement, the Class V DDTAs will be converted immediately prior to the Effective Time (as defined in the Merger Agreement) into Class C DDTAs equal to the number of Class V Shares subject to the Class V DDTA immediately prior to the Effective Time multiplied by the Exchange Ratio (as defined in the Merger Agreement), rounded down to the nearest whole share, as set forth on Exhibit A, subject to the consummation of the Merger; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officer to issue the Stock Award described below.

NOW, THEREFORE, all Class V DDTAs and Class C DDTAs set forth on Exhibit A granted pursuant to Prior Agreements, shall, pursuant to the Merger Agreement, hereafter convert into or remain as Class C DDTAs, and be subject to the terms and conditions set forth in this Agreement and the Plan, which supersede the terms and conditions of the Prior Agreements; and

THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

(a)    “Award” means the award of DDTAs granted under this Agreement.

(b)    “Cause” means: (i) the Holder’s material violation of (x) the Holder’s obligations regarding confidentiality or the protection of sensitive, confidential or proprietary information, or trade secrets, or (y) any other restrictive covenant by which the Holder is bound that in each case results in greater than de minimis harm to the Company and its Subsidiaries’ reputation or business; (ii) the Holder’s conviction of, or plea of guilty or no contest to, a felony or crime that involves moral turpitude; or (iii) conduct by the Holder which constitutes gross neglect, insubordination, willful misconduct, or a material breach of a fiduciary duty to the Company, any of its Subsidiaries or the shareholders of the Company that results in material harm to the Company and its Subsidiaries’ reputation or business and that the Holder has failed to cure within thirty (30) days following written notice from the Board. This definition shall also be the definition of “Cause” for all purposes under the Management Stockholders Agreement.

(c)    “Dell Deferred Time Award” or “DDTA” means an Other Stock-Based Award granted in the form of a “deferred stock unit” subject to the time-based vesting requirements described in Section 3.1 herein.

(d)    “Management Stockholder” has the meaning given to such term in the Management Stockholders Agreement.

(e)    “Merger Closing” means the Closing Date as defined in the Merger Agreement.

(f)    “Settlement Date” means the earlier of (i) the date on which the Holder experiences a “separation from service” (within the meaning of Section 409A of the Code and the regulations promulgated thereunder) from the Company and (ii) a Change in Control that constitutes a “change in control event” (within the meaning of Section 409A of the Code and the regulations promulgated thereunder).

ARTICLE II

GRANT OF DELL DEFERRED TIME AWARDS

Section 2.1. Grant and Conversion of Dell Deferred Time Award.

For good and valuable consideration, on and as of the Grant Dates set forth in Exhibit A, the Company irrevocably granted to the Holder Class C DDTAs and Class V DDTAs, subject to the adjustment as set forth in Section 2.2 hereof. The DDTAs shall be credited to a separate account maintained for the Holder on the books of the Company (the “Account”). On any given date, the value of a DDTA credited to the Account shall equal the Fair Market Value of one Share. The DDTAs shall vest and settle in accordance with Section 3.1 and Section 4.1, respectively, hereof. Each DDTA represents the right to receive a Share upon the Settlement Date following the vesting of such DDTA.

Pursuant to the Merger Agreement, subject to the Merger Closing, each Class V DDTA outstanding immediately prior to the Effective Time (whether or not then vested) will, by virtue of the Merger Closing and without any action on the part of the Holder, be converted immediately prior to the Effective Time into an award of Class C DDTAs, on the same terms and conditions (including applicable vesting requirements and deferral provisions) applicable to each such Class V DDTA immediately prior to the Effective Time, with respect to the number of Shares that is equal to the number of Class V Shares that were subject to the Class V DDTA immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share); all as subject to the adjustment as set forth in Section 2.2 hereof. This Agreement amends and restates the Prior Agreements.

Section 2.2. Adjustments to Dell Deferred Time Award.

The DDTAs shall be subject to adjustment pursuant to Section 10 of the Plan.

ARTICLE III

VESTING

Section 3.1. Vesting.

(a)    General. Subject to the Holder’s continued Employment on such date, the DDTAs shall vest on each applicable vesting date, and with respect to the DDTAs corresponding thereto, as set forth on Exhibit A. Notwithstanding the foregoing, subject to the Holder’s continued Employment on such date, 100% of the DDTAs shall vest on a Change in Control.

(b)    Accelerated Vesting on Termination without Cause or Due to Death or Disability. If the Holder’s Employment is terminated by the Company without Cause or due to the Holder’s death or Disability, all DDTAs shall vest upon the date of such termination.

(c)    Termination of Employment. Except as set forth in Section 3.1(b) above, no additional DDTAs shall vest upon or following the termination of the Holder’s Employment. Each DDTA that is unvested as of the date of the Holder’s termination of Employment shall immediately expire on the date of such termination without consideration or payment therefor.

ARTICLE IV

SETTLEMENT OF DELL DEFERRED TIME AWARDS

Section 4.1. Settlement.

Settlement of DDTAs credited to the Account shall be made after, but in all events within four (4) business days following, the Settlement Date, and, upon such settlement, such DDTAs shall cease to be credited to the Account. Settlement of each DDTA shall be in a Class C Share; provided, that, in lieu of issuing any fractional Share, the Company shall make a cash payment to the Holder equal to the Fair Market Value of such fractional Share.

Section 4.2. Consideration for the Dell Deferred Time Award.

No cash payment is required for the DDTAs or the Shares issuable in settlement thereof, although the Holder may be required to tender payment in cash or other acceptable form of consideration for the amount of any withholding taxes due as a result of delivery of the Shares in accordance with Section 5.7 below.

Section 4.3. Conditions to Issuance of Shares.

The Company shall not be required to record the ownership by the Holder of the Share issued upon the settlement of a DDTA prior to fulfillment of all of the following conditions:

(a)    the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency or stock exchange or over-the-counter market listing requirements which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable; and

(b)    the execution and delivery of the Joinder by the Holder to the extent the Holder is not already a party to the Management Stockholders Agreement.

Section 4.4. Unsecured Obligation; Rights as Stockholder.

The Award is unfunded, and as a holder of DDTAs, the Holder will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement. The Holder shall have all rights and privileges of a stockholder of the Company in respect of Shares issued in settlement of the DDTAs on and after the Settlement Date (including, without limitation, voting rights or the right to receive dividends).

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration.

Subject to the terms of the Plan and this Agreement, the Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Award Not Transferable.

Except as otherwise permitted by the Committee in writing, neither the Award nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by Applicable Law, this Section 5.2 shall not prevent transfers by will or by the Applicable Laws of descent and distribution.

Section 5.3. Applicability of the Plan and the Management Stockholders Agreement; Modifications to Management Stockholders Agreement.

This Award, and the Shares issued to the Holder upon settlement of DDTAs, shall be subject to all of the terms and provisions of the Plan and the Management Stockholders Agreement, to the extent applicable to this Award and such Shares. Any disputes regarding the determination of matters contemplated in the Management Stockholders Agreement shall be determined in accordance with Section 7.3 (Governing Law) and Section 7.4 (Submissions to Jurisdictions; WAIVER OF JURY TRIAL) of the Management Stockholders Agreement. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholders Agreement, the terms of the Management Stockholders Agreement shall control; provided, however, for purposes of Article IV of the Management Stockholders Agreement, the “Individual Cap” that will be applicable to the Holder shall be $5,000,000; provided, that on and after the date on which Michael Dell and any member of his Management Stockholder Group have become a 90% Owner (as defined in the Management Stockholder Agreement), the Holder’s Individual Cap shall be increased to $10,000,000.

Section 5.4. Notices.

Any notice to be given under the terms of this Agreement shall be contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or a nationally-recognized overnight courier, which shall be addressed, in the case of the Company, to the Office of the Secretary; and if to the Holder, to the address, e-mail address or facsimile number appearing in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Holder, shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.4. Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day, and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next business day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.4, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Company and the Holder hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by electronic transmission addressed to the e-mail address or facsimile number of the Company and the Holder, as applicable, as provided herein.

Section 5.5. Titles; Interpretation.

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.6. No Right to Employment or Additional Dell Deferred Time Awards or Stock Awards.

Nothing in this Agreement or in the Plan shall confer upon the Holder any right to continue in Employment, or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which are hereby expressly reserved, to terminate the Employment of the Holder at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Holder’s Employment agreement (if any such agreement is in effect at the time of such termination). Neither the Holder nor any other Person shall have any claim to be granted any additional Stock Awards and there is no obligation under the Plan for uniformity of treatment of Participants, or holders or beneficiaries of Stock Awards. The terms and conditions of the Award granted hereunder or any other Stock Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Holder and any other Participant need not be the same (whether or not the Holder and any such Participant are similarly situated).

Section 5.7. Withholding Obligations

(a)    On the Grant Date, or at any time thereafter as requested by the Company, the Holder hereby authorizes the Company or the Subsidiary employing the Holder to satisfy its withholding obligations, if any, from payroll and any other amounts payable to the Holder, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or such employing Subsidiary, if any, which arise in connection with the grant of or vesting of the Award or the delivery of Shares under the Award; provided, that, at the Holder’s election, such withholding obligation may be satisfied by the Company withholding from the Shares otherwise issuable to the Holder that number of Shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, equal to such withholding tax obligation (but in no event more than the minimum required tax withholding); provided, further, that, the Holder’s right to elect such Share withholding shall be subject to Section 4.3(b) of the Management Stockholders Agreement as amended by Section 5.3 of this Agreement, and any limitations imposed under Delaware law or other Applicable Law and/or under the terms of any preferred stock, debt financing arrangements or other indebtedness of the Company or its Subsidiaries (including any such limitations resulting from the Company’s Subsidiaries being prohibited or prevented from distributing to the Company sufficient proceeds or funds to enable the Company to repurchase Common Stock in accordance with Delaware law or other Applicable Law and/or the then applicable terms and conditions of such arrangements).

(b)    Unless the tax withholding obligations of the Company, if any, are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares.

Section 5.8. Securities Laws.

The Holder represents, warrants and covenants that:

(a)    The Holder is acquiring the Shares for his or her own account and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or in violation of any applicable state securities law;

(b)    The Holder has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Holder to evaluate the merits and risks of his or her investment in the Company;

(c)    The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in acquiring the Shares and to make an informed investment decision with respect to such investment;

(d)    The Holder can afford the complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period;

(e)    The Holder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to the Shares and there is no commitment on the part of the Company to make any such filing; and

(f)    Upon the issuance of any Shares hereunder, the Holder will make or enter into such other written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

Section 5.9. Nature of Grant.

In accepting the grant, the Holder acknowledges that, regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Holder acknowledges that the ultimate liability for all Tax-Related Items legally due by the Holder is and remains the Holder’s responsibility, and the Holder shall pay to, and indemnify and keep indemnified, the Company and its Affiliates from and against Tax-Related Items legally due by the Holder that are attributable to the vesting, settlement or delivery of, or any benefit derived by the Holder from, the Award and that the Company and its Affiliates (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Agreement, including the grant, vesting or settlement of this Award, the subsequent sale of Shares acquired pursuant to such settlement or the receipt of any dividends with respect to such Shares; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Holder’s liability for Tax-Related Items.

Section 5.10. Compliance with Section 409A of the Code.

This Agreement is intended to comply with the requirements of Section 409A of the Code to avoid taxation under Section 409A(a)(1) of the Code and shall at all times be interpreted, operated and administered in a manner consistent with this intent. Notwithstanding the forgoing or any other term or provision of this Agreement or the Plan, neither the Company nor any Affiliate nor any of its or their officers, directors, employees, agents or other service providers shall have any liability to any person for any taxes, penalties or interest due on any amounts paid or payable hereunder, including any taxes, penalties or interest imposed under Section 409A of the Code.

Section 5.11. Governing Law.

This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflicts of law principles thereof.

[Signature on next page.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Exhibit A

Class V DDTAs Converted

Grant Date	Number of Class V DDTAs Granted	Number of Class C DDTAs after Conversion (Class V DDTAs x Exchange Ratio) rounded down to nearest whole share	Vesting

Class C DDTAs Restated

Grant Date	Number of Class C DDTAs Granted	Vesting